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                                                                    Exhibit 99.1

     Certification by David C. Warren Pursuant to 18 U.S.C. Section 1350, as
          Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of

In connection with the filing of the Annual Report on Form 10-K for the Year Ended December 31, 2002 (the "Report") by eMerge Interactive, Inc. ("Registrant"), the undersigned hereby certifies that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.


March 25, 2003                    /s/ David C. Warren
                                  _________________________________
                                  David C. Warren
                                  President, Chief Executive
                                  Officer and Director (Principal
                                  Executive Officer)


A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.